                                                                    EXHIBIT 10.7


                             EMPLOYMENT AGREEMENT
                             --------------------


     THIS AGREEMENT ("Agreement") is made and entered into effective as of the 2nd day of July, 1998 (the "Effective Date"), by and among FIRST COMMUNITY BANK OF HENRY COUNTY ("Employer"), PREMIER BANCSHARES, INC. ("Holding Company"), and CHARLES B. BLACKMON ("Employee").

                                  WITNESSETH:

     WHEREAS, Employer is a wholly owned subsidiary of Holding Company;

     WHEREAS, the Board of Directors of Employer considers the establishment and maintenance of highly competent and skilled management personnel for Employer to be essential to protecting and enhancing the best interests of Employer;

     WHEREAS, the Board of Directors of Employer is desirous of inducing Employee to remain in the employ of Employer, subject to the terms and conditions hereof;
     WHEREAS, Employee is desirous of remaining in the employ of Employer, subject to the terms and conditions hereof;

     WHEREAS, Holding Company has joined in this Agreement for the sole purposes of making provision for Employee's employment upon the merger of Employer into a wholly owned subsidiary of Holding Company referred to in paragraph 2 of this Agreement, granting the stock options referred to in paragraph 4(b) of this Agreement, transferring the title to the automobiles referred to in paragraph 4(c) of this Agreement, and becoming the beneficiary of the provisions found in paragraphs 8, 9 and 11 of this Agreement;

     WHEREAS, Employee acknowledges that at no time within two years of the initiation of the business combination of Holding Company and The Bank Holding Company, a Georgia bank holding company ("BHC"), and at no time subsequent to the initiation of said business combination and prior to the consummation of said business combination, was he irrevocably granted, issued, or awarded by Holding Company or BHC any options to purchase any shares of stock in Holding Company or BHC, nor was he irrevocably granted, issued or awarded by Holding Company or BHC any right or entitlement in or to any options to purchase any shares of stock in Holding Company or BHC; and

     WHEREAS, the parties agree that the provisions of this Agreement shall control with respect to the rights and obligations of the parties resulting from the employment of Employee by Employer;

     NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

     1.  DEFINITIONS.  The following terms used in this Agreement shall have the
         -----------
following meanings:

          (a) "Base Salary" shall mean the annual compensation (excluding Incentive Compensation as defined in (c) of this paragraph and other benefits) payable or paid to Employee pursuant to paragraph 4(a) of this Agreement.

          (b) "Event of Termination" shall mean the termination by Employer of Employee's employment under this Agreement by written notice delivered to Employee for any reason other than Termination for Cause as defined in (d)
                             -----
     of this paragraph.

          (c) "Incentive Compensation" shall mean that compensation payable or paid to Employee pursuant to paragraph 4(b) of this Agreement.

          (d) "Termination for Cause" shall have the meaning provided in paragraph 6(a) of this Agreement.

     2.   EMPLOYMENT.  Employer agrees to continue Employee in its employ, and
          ----------
Employee agrees to remain in the employ of Employer, as President of Employer, for the period stated in paragraph 3(a) hereof and upon the other terms and conditions provided herein; provided that, in the event that Holding Company causes Employer to merge with and into one of its other wholly-owned subsidiaries, then Employee shall serve as the President of the Henry County division thereof and the obligations of Employer under this Agreement shall be assumed by such subsidiary. Employee agrees to perform faithfully such services as are reasonably consistent with his position and shall from time to time be assigned to him by the Board of Directors of Employer, or an individual designated by such Board, in a trustworthy and businesslike manner for the purpose of advancing the interests of Employer. The Board of Directors of Employer may also from time to time change Employee's position or alter his duties and responsibilities and assign a new position or new duties and responsibilities that are similar in scope and nature to Employee's existing position, duties and responsibilities without invalidating this Agreement or effecting the termination of Employee. At all times, Employee shall manage and conduct the business of Employer in accordance with the policies established by the Board of Directors of Employer, and in compliance with applicable regulations promulgated by governing regulatory agencies. Responsibility for the supervision of Employee shall rest with the Board of Directors of Employer, or an individual designated by such Board, which or who, as applicable, shall review Employee's performance at least annually. The Board of Directors of Employer shall also have the authority to terminate Employee, subject to the provisions outlined in paragraph 6 of this Agreement.

     3.   TERM AND DUTIES.
          ---------------

          (a) Term of Employment.  This Agreement and the period of Employee's
              ------------------
     employment under this Agreement shall be deemed to have commenced as of the Effective Date and shall continue for a period of twenty-four (24) full
                                                                    --
     calendar months thereafter, unless earlier terminated pursuant to this Agreement or unless Employee dies before the end of such twenty-four (24)
                                                                           --
     months, in which case the period of employment shall be deemed to continue until the end of the month of such death. On each anniversary of the Effective Date, this Agreement and Employee's Term of Employment shall be extended for an additional twelve (12) month period; provided that the
                                        --
     Board of Directors of Employer determines that the performance of Employee has met said Boards' requirements and standards and, further, that this Agreement shall be extended.

          (b) Performance of Duties.  During the period of employment hereunder,
              ---------------------
     except for periods of illness, disability, reasonable vacation periods, and reasonable leaves of absence, Employee shall devote substantially all of his business time, attention, skill, and efforts to the faithful performance of his duties hereunder. Employee shall be entitled to reasonable participation as a member in community, civic, or similar organizations and the pursuit of personal investments which do not present any material conflict of interest with Employer, or otherwise unfavorably affect the performance of Employee's duties pursuant to this Agreement.

          (c) Office of Employee.  The office of Employee shall be located in
              ------------------
     McDonough, Georgia, or at such other location within the State of Georgia as Employer may from time to time designate; provided, however, that, in the event such relocation required Employee to move his principal residence, Employer shall reimburse Employee for all his reasonable moving expenses.

          (d) No Other Agreement.  The Employee shall have no employment
              ------------------
     contract or other written or oral agreement concerning employment with any entity or person other than Employer or Holding Company during the term of his employment under this Agreement.

          (e) Uniqueness of Employee's Services.  Employee hereby represents
              ---------------------------------
     that the services to be performed by him under the terms of this Agreement are of a special, unique, unusual, extraordinary, and intellectual character which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages and in an action at law. Accordingly, Employee expressly agrees that Employer, in addition to any rights or remedies which Employer may possess, shall be entitled to injunctive and other equitable relief to prevent the breach of this Agreement by Employee.

     4.   COMPENSATION.
          ------------
          (a) Salary.  Subject to the provisions of paragraph 7 hereof,
              ------
     Employers shall pay Employee, as compensation for serving as President of Employers, an initial Base Salary of $140,000.00 ; such initial Base
                                          ------------
     Salary, or any increased Base Salary, shall be payable in substantially equal installments in accordance with the Employers' normal pay practices, but not less frequently than monthly. The Board of Directors of Employer, if warranted in its discretion, may increase Employee's Base Salary to reflect Employee's performance.

          (b)  Incentive Compensation.
               ----------------------
               (i) During the Term of Employment, Employee shall participate in any incentive bonus plans maintained by Employer its executive officers. It is contemplated that an annual incentive bonus plan will be maintained by Employer which will establish individual performance goals for Employee each and every fiscal year during the Term of Employment. The payment to Employee of any Incentive Compensation as aforesaid shall be made by Employer in accordance with the policy or policies established by the Board of Directors of Employer or any committee designated thereby. During the Term of Employment, Employee shall receive a minimum Total Compensation of $215,000.00, annually. "Employee's Total Compensation" shall be equal
          -----------
          to the sum of Employee's Base Salary plus any incentive bonus paid to Employee under this paragraph 4(b)(i).

               (ii) In recognition of the services to be provided by Employee to Employer and as an incentive for Employee to remain in the employ of Employer, Holding Company shall grant to Employee on the later of the Effective Date of this Agreement or July 1, 1998, a non-qualified option to purchase 10,000 shares of Holding Company common stock at an exercise price of fifteen dollars ($15.00) per share; provided that said options shall vest and may be exercised by Employee on the earlier to occur of: (i) six (6) months from the Effective Date of this Agreement, provided Employee continues in the employ of Employer pursuant to the terms of this Agreement, or (ii) termination by Employer of Employee's employment hereunder other than as a result of a Termination for Cause pursuant to paragraph 6(a) of this Agreement.

               (iii) In recognition of the services to be provided by Employee to Employer and as an incentive for Employee to remain in the employ of Employer, Holding Company shall grant to Employee on the later of the Effective Date of this Agreement or July 1, 1998, an option to purchase 3,000 shares of Holding Company common stock at an exercise price equal to the average closing price of Holding Company Common Stock during the ten (10) consecutive trading days immediately prior to the Closing of the merger of The Bank Holding Company with and into Premier Bancshares, Inc. (the "Merger"), as reported by the American Stock Exchange.

               (iv) In recognition of the services to be provided by Employee to Employer and as an incentive for Employee to remain in the employ of Employer, Holding Company shall grant to Employee in January 1999 an option to purchase

          3,000 shares of Holding Company common stock at an exercise price equal to the average closing price of Holding Company Common Stock during the ten (10) consecutive trading days immediately prior to the Closing of the merger of The Bank Holding Company with and into Premier Bancshares, Inc. (the "Merger"), as reported by the American Stock Exchange.

               (v) As further incentive for Employee to remain in the employ of Employer, Holding Company shall grant to Employee on the first
          (1st) anniversary of the Effective Date of this Agreement a non-qualified option to purchase 10,000 shares of Holding Company common stock at an exercise price equal to sixty-five percent (65%) of the average closing price of Holding Company Common Stock during the ten
          (10) consecutive trading days immediately prior to the first (1st) anniversary of the Effective Date of this Agreement, as reported by the American Stock Exchange.

               (vi) As further incentive for Employee to remain in the employ of Employer, Holding Company shall grant to Employee on the second
          (2nd) anniversary of the Effective Date of this Agreement a non-qualified option to purchase 10,000 shares of Holding Company common stock at an exercise price equal to eighty-five percent (85%) of the average closing price of Holding Company Common Stock during the ten
          (10) consecutive trading days immediately prior to the second (2nd) anniversary of the Effective Date of this Agreement, as reported by the American Stock Exchange.

               (vii) Notwithstanding anything contained in this Agreement to the contrary, any increase to Employee's Total Compensation and other Incentive Compensation shall be (i) in compliance with regulations, bulletins, pronouncements, directives, or orders issued or promulgated by any governing regulatory agency and with any agreements by and between Employer and such regulatory agencies, (ii) consistent with the safe and sound operation of Employer, (iii) closely monitored by the Board of Directors of Employer and (iv) comparable to such compensation paid to persons of similar responsibilities and duties in other insured institutions of similar size, in similar locations, and under similar circumstances including financial condition and profitability.

               (viii) As an incentive for Employee's assistance in the extra effort needed to close a merger, Employer will, if the conditions set forth below are met, pay to Employee in cash within thirty (30) days of the Effective Date of this Agreement, a lump-sum bonus upon completion the Merger, based on the following schedule: $25,000.00, if
                                                                   ---------
          the Merger is closed on or before June 30, 1998; $20,000.00, if the
                                                            ---------
          Merger is closed after June 30, 1998, and before August 1, 1998; or

          $15,000.00 if the Merger is closed after July 31, 1998, and before
          ----------
          September 1, 1998.

          (c)  Automobile Allowance.
               --------------------

               (i) Holding Company shall, on the Effective Date of this Agreement, cause to be transferred to Employee the title to that certain 1990 Buick owned by The Bank of Spalding County.

               (ii) Employer shall, on the Effective Date of this Agreement, transfer to Employee the title to that certain 1996 Buick owned by Employer, for and in consideration of a payment to Employer by Employee equal to the fair market value of said vehicle at the Effective Date hereof.

               (iii) Employer shall provide Employee with an automobile allowance of $800 per month.
                        ---
          (d) "Golden Parachute" Provision.  Notwithstanding anything contained
              ----------------------------
     in this Agreement to the contrary, any payments made to Employee pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. (S) 1828(k) and any regulations promulgated thereunder.

     5.   PARTICIPATION IN BENEFIT PLANS.  The payments provided in paragraph 4
          ------------------------------
and 6 hereof are in addition to any benefits to which Employee may be, or may become, entitled to, under any group hospitalization, health, dental care, or sick leave plan; life insurance or death benefit plan; travel or accident insurance; pension or retirement plan; stock option or ownership plan; or other present or future group employee benefit plan or program for which senior executive officers of

Employer shall be or shall become eligible. Said benefits shall include, without limitation, major medical/dental insurance for Employee and his dependents.

     6.   PAYMENTS TO EMPLOYEE UPON TERMINATION OF EMPLOYMENT.  The Board of
          ---------------------------------------------------
Directors of Employer may terminate Employee's employment under this Agreement at any time; but any termination other than Termination for Cause shall not prejudice Employee's right to compensation or other benefits under this Agreement. Employee may voluntarily terminate his employment under this Agreement. The rights and obligations of Employer and Employee in the event of such termination are set forth in this paragraph 6 as follows:

          (a) Termination for Cause.  Employee shall have no right to
              ---------------------
     compensation or other benefits for any period after a Termination for Cause. Termination for Cause shall be determined by the Board of Directors of Employer in the reasonable exercise of its discretion and acting in good faith, and shall include termination because of Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duties involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses), or a final cease-and-desist order, the regulatory suspension or removal of Employee as defined in paragraphs 7(a) and (b) hereof, the termination of this Agreement under paragraphs 7(c) and
     (d) hereof, the failure of Employee to follow reasonable written instructions of the Board of Directors of Employer, or a material breach of Employee of any provision of this Agreement. Termination for Cause by Employer shall be determined by, and shall occur only upon the passage of a resolution by a vote of not less than a two-thirds of Employer's Board of Directors specifying Employee's Termination for Cause and the grounds therefor, after reasonable notice to Employee and an opportunity for him to be heard before a meeting of the Board of Directors called in accordance with the By-Laws of Employer. Thereafter, Employee shall be deemed to be in material breach of this Agreement and shall have no right to receive compensation or other benefits under this Agreement for any period following such Termination for Cause. This provision on Termination for Cause shall control over any and all other provisions relating to discharge or termination for cause contained in any and all other agreements between Employer and Employee.

          (b) Event of Termination.  Upon the occurrence of an Event of
              --------------------
     Termination, Employer shall pay to Employee, or in the event of his subsequent death, to his designated beneficiary or beneficiaries, or to his estate, as the case may be, as liquidated damages, in lieu of all other claims, a severance payment equal to the remaining portion of Employee's then current Base Salary pro-rated from the date of said Event of Termination to the expiration of the then current term of this Agreement as stated in paragraph 3(a) of this Agreement, to be paid in full on the last day of the month following the date of said Event of Termination.

          (c) Voluntary Termination of Employment.  Employee shall have no right
              -----------------------------------
     to compensation or other benefits under this Agreement for any period following the voluntary termination of Employee's employment by Employee, except as provided in paragraph 6(b) hereof.

     7.   REGULATORY SUSPENSION.
          ---------------------

          (a) If Employee is suspended and/or temporarily prohibited from participating in the conduct of the affairs of Employer by a notice served under Sections 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. (S) 1818(e)(3) or (g)(1), the obligations of Employer under this Agreement shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, Employer may in its discretion (i) pay Employee all or part of the compensation withheld while its contract obligations were suspended and
     (ii) reinstate in whole or in part any of its obligations which were suspended.

          (b) If Employee is removed and/or permanently prohibited from participating in the conduct of the affairs of Employer by an order issued under Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. (S) 1818(e)(4) or (g)(1), all obligations of Employer under this Agreement shall terminate as of the effective date of the order, but vested rights of the parties hereto shall not be affected.

          (c) If Employer is in "default" as defined in Section 3(x)(1) of the Federal Deposit Insurance Act, all obligations under this Agreement shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the parties hereto.

          (d) All obligations under this Agreement shall be terminated, except to the extent that it may be determined by any state or federal regulatory agency or body having authority over Employer that continuation of this Agreement is necessary for the continued operation of Employer, at any time the Federal Deposit Insurance Corporation (the "FDIC") enters into an agreement to provide assistance to or on behalf of Employer under the authority contained in Section 13(c) of the Federal Deposit Insurance Act, at any time the FDIC approves a supervisory merger to resolve problems related to the operation of Employer, or when Employer is determined by the Georgia Department of Banking and Finance, the Board of Governors of the Federal Reserve System (or the Federal Reserve Bank of Atlanta acting pursuant to delegated authority), or the FDIC to be in an unsafe and unsound condition. Any rights of the parties hereto that have already vested, however, shall not be affected by such action.

     8.   COVENANTS AGAINST COMPETITION AND SOLICITATION.  Employee acknowledges
          ----------------------------------------------
that he has performed services and/or will perform services hereunder that directly affect Employer's business presently conducted (among other areas) within the limits of Henry County and Spalding County in the State of Georgia. Accordingly, the parties deem it necessary to enter into the protective covenants set forth below, the terms and conditions of which have been negotiated by and between the parties hereto.

          (a) For the period of Employee's employment with Employer and for a period of six (6) months following the termination of such employment, for whatever reason, Employee covenants and agrees that he shall not within the limits of Henry County and Spalding County, Georgia, compete with Employer or Holding Company by performing banking services that require performance of duties substantially identical to those performed on behalf of Employer by Employee, to-wit, as a member of management, supervisor, or executive employee for any bank, bank holding company, or other financial institution or financial services company that is a competitor of Employer or Holding Company.

          (b) For the period of Employee's employment with Employer and for a period of six (6) months following the termination of such employment, for whatever reason, Employee shall not: (i) for himself or any other party, solicit, directly or indirectly, any clients or prospective clients of Employer with whom he personally had business contact on Employer's behalf at any time during the last twenty-four (24) months he worked at Employer to do any business with another bank, bank holding company, or other financial institution or financial services company in competition with Employer or Holding Company; and (ii) employ or attempt to employ or assist in employing any employee of Employer or Holding Company for the purpose of having such employee perform services for any bank, bank holding company, or other financial institution or financial services company in competition with the business of Employer or Holding Company.

     9.   NONDISCLOSURE OF CONFIDENTIAL INFORMATION.  Employee acknowledges that
          -----------------------------------------
he possesses confidential information of a special and unique nature and value affecting and relating to both Employer's and the Holding Company's business, including, without limitation, the identity of the customers, deposits, business records, other trade secrets, and other similar confidential information relating to Employer and/or the Holding Company and the business of each (all the foregoing being hereinafter collectively referred to as "Confidential Information"). Employee recognizes and acknowledges that all Confidential Information is the exclusive property of Employer and/or the Holding Company respectively, constitutes trade secrets of Employer and/or the Holding Company, is material and confidential, and greatly affects the goodwill and the effective and successful conduct of the business of Employer and/or the Holding Company. As a material inducement to Employer to enter into this Agreement and to employ Employee, Employee covenants and agrees that he will not at any time during the term of his employment under this Agreement, and for a period of one (1) year
                                                                      -
from the end of such employment, directly or indirectly, divulge, reveal, or communicate any Confidential Information to any person, firm, corporation, or entity whatsoever, or use any Confidential Information for his own benefit or for the benefit of others. Employee further acknowledges that said Confidential Information has material commercial value to Employer and/or the Holding Company so long as it is not known by competitors of Employer and/or the Holding Company and that both Employer and the Holding Company have taken reasonable steps to keep all such information and trade secrets confidential.

     10.  SOURCE OF PAYMENTS.  All payments provided in paragraphs 4 and 6
          ------------------
hereof, except for the stock options described in paragraph 4(b) hereof, shall be paid in cash from the general funds of Employer and/or the Holding Company as provided herein, and no special or separate fund shall be established by Employer and/or the Holding Company, and no other segregation of assets shall be made to assure payment. Employee shall have no right, title, or interest in or to any investments which Employer and/or the Holding Company may make to meet its obligations hereunder.

     11.  INJUNCTIONS.  In view of the irreparable harm and damage which
          -----------
Employer and/or the Holding Company would sustain as a result of a breach by Employee of the covenants or agreements under paragraphs 8 and 9 hereof, and in view of the lack of an adequate remedy at law to protect the interests of Employer and/or the Holding Company, Employer and/or the Holding Company shall have the right to receive, and Employee hereby consents to the issuance of, a permanent injunction of six (6) months in duration with respect to paragraph 8(a) hereof and one (1) year in duration with respect to paragraph 8(b) and
                     -
paragraph 9 hereof enjoining Employee from any violation of the covenants and agreements set forth in paragraphs 8 and 9 hereof. The foregoing remedy shall be in addition to, and not in limitation of, any other rights or remedies to which Employer and/or the Holding Company is or may be entitled at law or in equity respecting this Agreement.

     12.  ATTORNEYS' FEES.  In the event any party hereto is required to engage
          ---------------
in legal action against any other party hereto, either as plaintiff or defendant, in order to enforce or defend any of its or his rights under this Agreement, and such action results in a final judgment in favor of one or more parties, then the party or parties against whom said final judgment is obtained shall reimburse the prevailing party or parties for all legal fees and expenses incurred by the prevailing party or parties in asserting or defending its or his rights hereunder.

     13.  FEDERAL INCOME TAX WITHHOLDING.  Employer and/or Holding Company may
          ------------------------------
withhold from any benefits payable under this Agreement all federal, state, city, or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

     14.  EFFECT OF PRIOR AGREEMENTS.  This Agreement contains the entire
          --------------------------
understanding between the parties hereto and supersedes any prior employment agreement and any contemporaneous oral agreement or understanding by, between, or among Employer, Holding Company, and Employee.

     15.  GENERAL PROVISIONS.
          ------------------

          (a) Nonassignability.  Neither this Agreement nor any right or
              ----------------
     interest hereunder shall be assignable by Employee, his beneficiaries or legal representatives, without the written consent of Employer; provided, however, that nothing in this paragraph 15(a) shall preclude (i) Employee from designating a beneficiary to receive any benefits payable hereunder upon his death, or (ii) the executors, administrators, or other legal representatives of Employee or his estate from assigning any rights hereunder to the person or persons entitled thereto. Employer may assign its obligations under this Agreement to any wholly-owned subsidiary of Holding Company into which it is merged or consolidated.

          (b) No Attachment.  Except as required by law, no right to receive
              -------------
     payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, and any attempt, voluntary or involuntary, to effect any such action shall be null, void, and of no effect.

          (c) Binding Agreement.  This Agreement shall be binding upon, and
              -----------------
     inure to the benefit of, Holding Company, Employer, and Employee and their respective heirs, successors, assigns, and legal representatives.

     16.  MODIFICATION AND WAIVER.
          -----------------------

          (a) Amendment of Agreement.  This Agreement may not be modified or
              ----------------------
     amended except by an instrument in writing, signed by the parties hereto, and which specifically refers to this Agreement.

          (b) Waiver.  No term or condition of this Agreement shall be deemed to
              ------
     have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

     17.  SEVERABILITY.  If for any reason any provision of this Agreement is
          ------------
held invalid, such invalidity shall not affect any other provision of this Agreement not held invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect.

     18.  HEADINGS.  The headings of paragraphs herein are included solely for
          --------
convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

     19.  GOVERNING LAW.  This Agreement has been executed and delivered in the
          -------------
State of Georgia, and its validity, interpretation, performance, and enforcement shall be governed by the laws of said State.

     20.  RIGHTS OF THIRD PARTIES.  Nothing herein expressed or implied is
          -----------------------
intended to or shall be construed to confer upon or give to any person, firm, or other entity, other than the parties hereto and their permitted assigns, any rights or remedies under or by reason of this Agreement.

     21.  NOTICES.  All notices, requests, demands, and other communications
          -------
provided for by this Agreement shall be in writing and shall be sufficiently given if and when mailed in the United States by registered or certified mail, or personally delivered, to the party entitled thereto at the address stated below or to such changed address as the addressee may have given by a similar notice:

          To Employer:        Chairman of the Board
                              First Community Bank of Henry County
                              12 North Cedar Street
                              McDonough, Georgia  30253

          Copied to:          Chairman of the Board
                              Premier Bancshares,  Inc.
                              2180 Atlanta Plaza
                              950 East Paces Ferry Road
                              Atlanta, Georgia  30326

                                     -and-

                              Steven S. Dunlevie, Esq.
                              Womble Carlyle Sandridge & Rice, PLLC
                              Suite 700

                              1275 Peachtree Street
                              Atlanta, Georgia 30309


          To Employee:        Mr. Charles B. Blackmon
                              12 North Cedar Street
                              McDonough, Georgia 30253

          IN WITNESS WHEREOF, Employer and Holding Company have caused this Agreement to be executed and its seal to be affixed hereunto by its duly authorized officers, and Employee has signed this Agreement, as of the Effective Date.

ATTEST:                                 FIRST COMMUNITY BANK OF HENRY COUNTY



/s/                                     By:  /s/
-----------------------------                ---------------------------
Secretary                                    ---------------------------


(CORPORATE SEAL)



ATTEST:                                 PREMIER BANCSHARES, INC.


 /s/ Barbara J. Burtt                   By:   /s/ Darrell D. Pittard
-----------------------------                ----------------------------
Barbara J. Burtt, Secretary                   Darrell D. Pittard, Chairman and
                                              Chief Executive Officer

(CORPORATE SEAL)


/s/                                      /s/ Charles B. Blackmon         (SEAL)
-----------------------------           ---------------------------------
Witness                                      Charles B. Blackmon